EXHIBIT 10.35

THIRD AMENDMENT

TO EXCLUSIVE LICENSE AGREEMENT

THIS THIRD AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT (this “Amendment”) is made and entered into as of March 26, 2010 (“Effective Date”), by and between Cedars-Sinai Medical Center, a California nonprofit public benefit corporation (“CSMC”), and ImmunoCellular Therapeutics, Ltd., a Delaware corporation (“Licensee”), under the following circumstances:

A.	CSMC and Licensee entered into an Exclusive License Agreement dated November 17, 2006 (the “Agreement”), whereby CSMC granted to Licensee an exclusive license to use the Patent Rights and the Technical Information (as such terms are defined in the Agreement) pursuant to the terms and conditions of the Agreement.

B.	The parties desire to amend the Agreement to revise the list of Milestones set forth in Exhibit D thereto, as further described herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Recitals; Defined Terms. The parties hereby acknowledge and agree that Recital A is true and accurate. Terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

2. Amendment to Agreement. Exhibit D (Milestones) of the Agreement is hereby amended and restated in its entirety in the form set forth in Attachment A hereto.

3. Other Provisions. This Amendment is a revision to the Agreement only, it is not a novation thereof. Except as otherwise provided herein, the terms and conditions of the Agreement shall remain in full force and effect. Upon the Effective Date, each reference in the Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

4. Reaffirmation of Representations and Warranties. Licensee and CSMC each reaffirms each of its representations and warranties set forth in the Agreement as if such representations and warranties were set forth in full in this Amendment. Licensee also acknowledges to CSMC that, as of the date of this Amendment (and reflecting the revised milestones set forth in Attachment A hereto), it is not in default under the Agreement, nor has it breached any of the provisions of the Agreement. Licensee affirms to CSMC that, as of the date of this Amendment, it does not, to its best knowledge, have any defenses, offsets or counterclaims against CSMC with respect to the Agreement.

5. Further Assurances. Each of the parties hereto shall execute such further documents and instruments, and do all such further acts, as may be necessary or required in order to effectuate the intent and accomplish the purposes of this Amendment.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

*        *        *         *        *

IN WITNESS WHEREOF, the parties have executed this Amendment to Exclusive License Agreement as of the day and year first above written.

Dated: March , 2010	CEDARS-SINAI MEDICAL CENTER

	By:	/s/ Edward M. Prunchunas
		Name:	Edward M. Prunchunas
		Title:	Senior Vice President & CFO

	By:	/s/ Richard S. Katzman
		Name:	Richard S. Katzman
		Title:	Vice President for Academic Affairs

Dated: March , 2010	IMMUNOCELLULAR THERAPEUTICS, LTD.

	By:	/s/ Manish Singh
		Name:	Manish Singh
		Title:	President and Chief Executive Officer

ACKNOWLEDGED AND AGREED:

INVENTOR

By:	/s/ John Yu
John Yu, M.D.

Attachment A

SCHEDULE D

MILESTONES

1. On or before March 31, 2007, Licensee shall initiate a Phase I clinical trial for at least one (1) Product consistent with sound business practices and judgment.

2. On or before December 31, 2008, Licensee shall have raised at least an additional $5,000,000 in funding through one or more sources, including equity or debt financing or government or private grants; provided, however that this milestone shall not apply in the event Licensee has secured a sublicensee in compliance with the terms of this Agreement who has agreed to perform at its expense or to otherwise fund all or substantially all of the costs of completing a Phase II clinical trial for at least one Product consistent with sound business practices and judgment.

3. On or before September 30, 2011, Licensee shall either initiate a Phase II clinical trial for its first product (ICT-107) or shall initiate a Phase I clinical trial for a second Product, in each case consistent with sound business practices and judgment.

4. On or before December 31, 2010, Licensee shall have raised at least an additional $2,500,000 in funding through one or more sources, including equity or debt financing or government or private grants or license payments from any licensee or sublicensee of Licensee (collectively, “Funding”), and on or before September 30, 2011, Licensee shall have raised a further $2,500,000 in Funding in addition to the foregoing $2,500,000 Funding to be raised by December 31, 2010; provided, however that this milestone shall not apply in the event Licensee has secured a sublicensee in compliance with the terms of this Agreement who has agreed to perform at its expense or to otherwise fund all or substantially all of the costs of completing a Phase II clinical trails for ICT-107 or a Phase I clinical trial for ICT-121.

5. On or before March 31, 2012, Licensee shall initiate a Phase II clinical trial for at least one product consistent with sound business practices and judgment.

6. On or before December 31, 2014, Licensee shall initiate a Phase III clinical trial for at least one Product consistent with sound business practices and judgment.

7. On or before December 31, 2013, Licensee shall have raised at least an additional $10,000,000 in Funding; provided, however, that this milestone shall not apply in the event Licensee has secured a sublicensee in compliance with the terms of this Agreement who has agreed to perform at its expense or to otherwise fund all or substantially all of the costs of completing a Phase III clinical trial for at least one Product consistent with sound business practices and judgment.

8. On or before December 31, 2015, Licensee shall file for marketing approval with the FDA for at least one Product consistent with sound business practices and judgment.

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